                                                                   Exhibit 23.01


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 25, 2002 included in this Form 10-K for the year ended March 31, 2002, into Flextronics International Ltd.'s previously filed registration statements on Form S-8 Nos. 333-42255, 333-71049, 333-95189, 333-34016, 333-34698, 333-46166, 333-55528, 333-55850, 333-57680, 333-60270,
333-69452 and 333-75526 and on Form S-3 Nos. 333-87139, 333-87601, 333-94941,
333-41646, 333-46200, 333-46770, 333-55530, 333-56230, 333-60968, 333-68238,
333-70492.




/s/ Arthur Andersen LLP

San Jose, California
April 25, 2002